Exhibit 5.1
K&L GATES LLP
HENRY W. OLIVER BUILDING
535 SMITHFIELD STREET
PITTSBURGH, PENNSYLVANIA 15222
July 27, 2009
WESCO International, Inc.
WESCO Distribution, Inc.
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to WESCO International, Inc., a Delaware corporation (the “Company”), and WESCO Distribution, Inc., a Delaware corporation (“WESCO Distribution”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and WESCO Distribution with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to $345,000,000 aggregate principal amount of the Company’s 6.0% Convertible Senior Debentures due 2029 (the “2029 Debentures”), to be offered in exchange for the Company’s outstanding 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”) and the Company’s outstanding 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”), upon the terms and subject to the conditions set forth in the prospectus contained in the Registration Statement; (ii) up to 13,142,844 shares of the Company’s common stock, $.01 per share (the “Common Stock”) issuable upon conversion of the 2029 Debentures (the “Conversion Shares”) based upon an initial conversion rate of 38.0952 shares per $1,000 principal amount of the 2029 Debentures (which represents the maximum amount of shares issuable per $1,000 principal amount of the 2029 Debentures absent an adjustment to the conversion rate pursuant to the terms of the 2029 Debentures); and (iii) the guarantee by WESCO Distribution of the 2029 Debentures (the “Guarantee”). The 2029 Debentures and the Guarantee will be issued under an Indenture (the “Indenture”) by and among the Company, WESCO Distribution, Inc. and The Bank of New York Mellon, as Trustee (the “Trustee”), a form of which is filed as Exhibit 4.7 to the Registration Statement.
     In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith (including the form of the Indenture filed as Exhibit 4.7 to the Registration Statement); (ii) the Company’s Restated Certificate of Incorporation, as amended; (iii) the Company’s By-laws; (iv) WESCO Distribution’s Certificate of Incorporation; (v) WESCO Distribution’s By-laws; (vi) resolutions adopted by the respective Boards of Directors of the Company and WESCO Distribution and (vii) resolutions adopted by the Pricing Committee of the respective Boards of Directors of the

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Company and WESCO Distribution. We have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company or WESCO Distribution) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company or WESCO Distribution) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to (i) the federal law of the United States; (ii) solely in connection with the opinions in numbered paragraphs 1 and 2 below, the laws of the State of New York (other than its law relating to choice of law); and (iii) solely in connection with the opinions in numbered paragraph 3 below, the General Corporation Law of the State of Delaware (the “DGCL”), including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on the foregoing, and subject to the foregoing, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the 2029 Debentures and the Guarantee are issued and exchanged as contemplated by the Registration Statement; (ii) the 2029 Debentures and the Guarantee will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iii) the terms of the 2029 Debentures will be as set forth in the Indenture, and the Indenture, as executed by the parties thereto, will be substantially in the form filed as Exhibit 4.7 to the Registration Statement; (iv) the Conversion Shares will be issued only in accordance with the terms of the 2029 Debentures, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (v) the respective Boards of Directors of the Company and WESCO Distribution, or any duly authorized committee thereof, will have taken all necessary further action to duly authorize and approve the exchange and issuance of the 2029 Debentures and the Guarantee as contemplated by the Registration Statement and the Issuance of the Conversion Shares upon conversion of the 2029 Debentures in accordance with the terms of the 2029 Debentures and will not have rescinded or

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July 27, 2009

otherwise modified its authorization of any such issuance and exchange of 2029 Debentures or the Guarantee or the issuance of any Conversion Shares upon conversion of 2029 Debentures in accordance with the terms of the 2029 Debentures, as the case may be; (vi) each of the Company and WESCO Distribution shall remain at all times a corporation incorporated under the law of the State of Delaware; and (vii) the additional qualifications and other matters set forth below, we are of the opinion that:
     1. When (i) the Indenture has been duly executed and delivered by the Company, WESCO Distribution and the Trustee; and (ii) the 2029 Debentures have been duly executed, authenticated (if required), issued and delivered by the Company in accordance with the Indenture and in exchange for the 2026 Debentures and the 2025 Debentures and the Guarantee has been duly issued and delivered by WESCO Distribution in accordance with the Indenture and as contemplated by the Registration Statement, the 2029 Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     2. When (i) the Indenture has been duly executed and delivered by the Company, WESCO Distribution and the Trustee; and (ii) the 2029 Debentures have been duly executed, authenticated (if required), issued and delivered by the Company in accordance with the Indenture and in exchange for the 2026 Debentures and the 2025 Debentures and the Guarantee has been duly issued and delivered by WESCO Distribution in accordance with the Indenture and as contemplated by the Registration Statement, the Guarantee will constitute a valid and binding obligation of WESCO Distribution, enforceable against WESCO Distribution in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     3. The Conversion Shares, when issued and delivered upon conversion of the 2029 Debentures in accordance with the terms of the 2029 Debentures, will be duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock.
     Regarding the Guarantee in particular, we note that guaranties are subject to particularly close scrutiny and strict construction. Further, any waiver of defenses by WESCO Distribution may be enforceable as to defenses which the Company could raise but may not be enforceable as to defenses which could be raised by WESCO Distribution alone.

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July 27, 2009

     We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP